Exhibit 99.1

Hostess Brands, Inc. Announces Chief Executive Officer Retirement

Bill Toler, President and Chief Executive Officer, Plans to Retire in March 2018

KANSAS CITY, Mo., October 12, 2017 – Hostess Brands, Inc. (NASDAQ: TWNK, TWNKW) (the “Company”) today announced that Bill Toler has informed the Company that he plans to retire as President and Chief Executive Officer, effective March 1, 2018 or sooner if a replacement is appointed. He will remain on the Company’s Board of Directors.

Dean Metropoulos, Executive Chairman of the Board commented, “On behalf of the Board and management team I would like to thank Bill for his significant contributions to Hostess. Under Bill’s leadership, the Company successfully re-established the iconic Hostess brand as a leader within the sweet baked goods category and transitioned from a private to public company. Bill has led Hostess through a considerable growth phase and has generated significant stockholder value. It has been a pleasure working with him to establish a strong culture as a foundation for future success.”

Mr. Toler commented, “I am very proud of our accomplishments. Hostess has built a tremendous team and it has been a privilege and honor to work with them. They have contributed so significantly to our success and transformation. I will leave with great confidence in their abilities and the Company’s continued success.”

The Board of Directors has created a subcommittee of the Board to identify and evaluate internal and external candidates with the assistance of an executive search firm to fill the President and Chief Executive Officer position. Mr. Metropoulos noted, “The Board will now focus on identifying the right candidate to lead Hostess into its next phases of growth.” During the transition period to a new Chief Executive Officer, Mr. Metropoulos will expand his duties as Executive Chairman as necessary to ensure continuity of leadership.

The Company plans to report earnings for the third quarter ended September 30, 2017 on November 8, 2017.

About Hostess Brands, Inc.

The Company is one of the leading packaged food companies focused on developing, manufacturing, marketing, selling and distributing fresh baked sweet goods in the United States. The brand’s history dates back to 1919, when the Hostess® CupCake was introduced to the public, followed by Twinkies® in 1930. Today, the Company produces a variety of new and classic treats including Ding Dongs®, Ho Hos®, Donettes®, Hostess SweetShop™ and Fruit Pies, in addition to Twinkies® and CupCakes.

For more information about Hostess products and Hostess Brands, please visit hostesscakes.com. Follow Hostess on Twitter: @Hostess_Snacks; on Facebook: facebook.com/Hostess; on Instagram: Hostess_Snacks; and on Pinterest: pinterest.com/hostesscakes.

Forward-Looking Statements

This press release contains statements reflecting our views about our future performance that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risks and uncertainties. Forward-looking statements are generally identified through the inclusion of words such as “believes,” “expects,” “intends,” “estimates,” “projects,” “anticipates,” “will,” “plan,” “may,” “should,” or similar language. Statements addressing our future operating performance and statements addressing events and developments that we expect or anticipate will occur are also considered as forward-looking statements. All forward-looking statements included herein are made only as of the date hereof. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

These statements inherently involve risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. These risks and uncertainties include, but are not limited to, maintaining, extending and expanding our reputation and brand image; protecting our intellectual property rights; leveraging our brand value to compete against lower-priced alternative brands; correctly predicting, identifying and interpreting changes in consumer preferences and demand and offering new products to meet those changes; operating in a highly competitive industry; our continued ability to produce and successfully market products with extended shelf life; our ability to drive revenue growth in our key products or add products that are faster-growing and more profitable; volatility in commodity, energy, and other input prices; our dependence on our major customers; our geographic focus could make us particularly vulnerable to economic and other events and trends in North America; increased costs in order to comply with governmental regulation; general political, social and economic conditions; a portion of our workforce belongs to unions and strikes or work stoppages could cause our business to suffer; product liability claims, product recalls, or regulatory enforcement actions; unanticipated business disruptions; dependence on third parties for significant services; our insurance may not provide adequate levels of coverage against claims; failures, unavailability, or disruptions of our information technology systems; our ability to achieve expected synergies and benefits and performance from our strategic acquisitions; dependence on key personnel or a highly skilled and diverse workforce; and our ability to finance our indebtedness on terms favorable to us; and other risks as set forth from time to time in our Securities and Exchange Commission filings.

Contacts

Investors, please contact:

Katie Turner

ICR

646-277-1228

katie.turner@icrinc.com

Media, please contact:

Hannah Arnold

LAK Public Relations, Inc.

212-329-1417

harnold@lakpr.com

or

Marie Espinel

LAK Public Relations, Inc.

212-899-4744

mespinel@lakpr.com

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